Exhibit 10.42b

                             SUBSCRIPTION AGREEMENT

         THIS SUBSCRIPTION AGREEMENT (this "Agreement"), is made effective as of the 18th day of April, 2003, by and between Harry G. Yeaggy (the "Subscriber") and JAGI Subsidiary, Inc., a Delaware corporation, having an address at 8534 E. Kemper Road, Cincinnati, Ohio 45249 (the "Corporation").

                              W I T N E S S E T H:

         WHEREAS, the Subscriber desires to purchase shares of the common stock, par value $0.01 per share, of the Corporation ("Common Stock").

         WHEREAS, the Corporation and the Subscriber desire to set forth the terms upon which the shares of Common Stock are offered and purchased; and the Corporation, for the purpose of assuring compliance with the various securities laws, desires to confirm certain representations and warranties of the Subscriber.

         NOW, THEREFORE, in consideration of the premises and the terms, provisions, covenants and conditions hereinafter set forth, and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1.       Subscription.

                  (a) Upon the execution and delivery of this Agreement by the parties, the Corporation shall sell and issue to the Subscriber Eight Hundred Eighty and 8/1000 (880.008) shares of the Common Stock, in consideration for the contribution by Subscriber of Eight Hundred Eighty Thousand Eight ($880,008.00) Dollars (the "Purchase Price"), being a price per share of One Thousand ($1,000.00) Dollars.

                  (b) Payment for the shares of Common Stock is being made by the Subscriber by delivery of cash in an amount equal to Eight and 80/100 ($8.80) Dollars and a promissory note in the principal amount Eight Hundred Seventy Nine Thousand Nine Hundred Ninety Nine and 20/100 ($879,999.20) Dollars.

         2. Legend. Each certificate or document representing the Common Stock issued pursuant to this Agreement shall be imprinted with, among others, a legend substantially as follows:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW.

         3. Representations and Warranties of the Corporation. The Corporation represents and warrants that:

                  3.1 Authority. The Corporation has the power and authority to execute, deliver and carry out the terms of this Agreement and all instruments delivered by the Corporation pursuant to or in connection with this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Corporation and is enforceable against it in accordance with its terms.

                  3.2 Corporate Organization. The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.


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                                                                  Exhibit 10.42b

                  3.3 Common Stock. The Corporation hereby represents and warrants that the Common Stock represents legally issued, fully paid and non-assessable capital stock of the Corporation.

         4. Special Agreements of the Subscriber. The Subscriber acknowledges and agrees as follows:

                  (i) contemporaneously with the execution and delivery of this Agreement, the Corporation and Janus are entering into a Purchase and Sale Agreement pursuant to which Janus is selling, assigning and transferring to the Corporation all of its right title and interest in and to five limited liability companies which own hotel properties, in exchange for shares of the Corporation's Series A Preferred Stock; and

                  (ii) it is a condition precedent under said Purchase and Sale Agreement that the Subscriber acquire the Common Stock for the Purchase Price and make certain agreements with respect to the governance of the Corporation.

                  Accordingly, the Subscriber hereby agrees that he will take all actions as a controlling shareholder of Janus and a stockholder of the Corporation to cause the Corporation to have a Board of Directors comprised of the same individuals who serve on the Janus Board of Directors.

         5. Miscellaneous.

         5.1 Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court, such holding shall not invalidate or render unenforceable any other provision of this Agreement and each and every other provision of this Agreement shall continue in full force and effect.

         5.2 Entire Agreement; Binding Effect. This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, and shall inure to the benefit of and be binding upon the parties hereto and upon their successors in interest of any kind whatsoever, including, but not limited to, their heirs, executors, administrators, guardians, trustees, attorneys-in-fact and legal and personal representatives.

         5.3 Waiver of Breach. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.

         5.4 Amendment. Any modification, waiver, amendment or termination of this Agreement or any provision hereof shall be effective only if in writing and signed all parties to this Agreement.

         5.5 Assignment. The Subscriber shall not be permitted to assign any of its rights, interests or obligations hereunder without the express written consent of the Corporation.

         5.6 Governing Law. This Agreement shall be construed pursuant to the laws of the State of New York in effect at the time of such construction without regard to its rules or laws concerning choice of laws.

         5.7 Counterparts. This Agreement may be executed in one or more counterparts in which event all of said counterparts shall be deemed to be originals of this Agreement.






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                                                                Exhibit 10.42b


         IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the day and year first above written.


                                            THE SUBSCRIBER:



                                            /s/  Harry G. Yeaggy
                                            ---------------------------------
                                            Harry G. Yeaggy

                                            THE CORPORATION:

                                            JAGI Subsidiary, Inc.


                                            By: /s/ Richard A. Tonges
                                            ---------------------------------
                                            Name: Richard A. Tonges
                                            Title:  Vice President of Finance


















































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